EXHIBIT  23.1



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Peter Kiewit Sons', Inc. on Form S-8 of our report dated March 14, 1997, except for Note 20, as to which the date is March 26, 1997, of our audits of the consolidated financial statements and financial statement schedule of Peter Kiewit Sons', Inc. as of December 28, 1996 and December 30, 1995, and for the three years ended December 28, 1996, which report is included in the Annual Report on Form 10-K of Peter Kiewit Sons', Inc.




                                    /s/ Coopers & Lybrand
                                    COOPERS & LYBRAND L.L.P.



Omaha, Nebraska
May 12, 1997